UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2021

HOUGHTON MIFFLIN HARCOURT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-36166	27-1566372
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

125 High Street Boston, MA		02110
(Address of principal executive offices)		(Zip Code)

(617) 351-5000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HMHC	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Divestiture of HMH Books & Media

On March 26, 2021, Houghton Mifflin Harcourt Publishing Company (“HMH Sub”), a wholly owned subsidiary of Houghton Mifflin Harcourt Company (the “Company”), entered into an Asset Purchase Agreement (the “Agreement”) with HarperCollins Publishers L.L.C. (the “Purchaser”) and, solely for purposes of guaranteeing the obligations of the Purchaser under the Agreement, News Corporation, the Purchaser’s parent company (“Parent”), under which HMH Sub agreed to sell to the Purchaser all of the assets, including intellectual property, as set forth in the Agreement used primarily in its HMH Books & Media segment (the “Business”), for cash consideration of $349 million, subject to a customary working capital adjustment, and the Purchaser’s assumption of all liabilities relating to the Business subject to specified exceptions (collectively, the “Transaction”). Net sales of the Business, which comprises the Company’s entire HMH Books & Media segment, for 2020 were approximately $192 million.

The Agreement provides that, for two years following the closing of the Transaction, HMH Sub, together with the other direct and indirect majority owned subsidiaries of the Company, will not engage in a business that is competitive with the Business or solicit employees of the Business.

In the Agreement the Purchaser represents and warrants that it has sufficient funds to perform all of its obligations under the Agreement and to consummate the transactions contemplated by the Agreement, including to pay the entire purchase price to HMH Sub at closing. Pursuant to the Agreement, Parent has guaranteed all obligations of the Purchaser thereunder. The Transaction is subject to customary closing conditions, including the expiration or termination of the waiting periods under the Hart-Scott-Rodino Act. The Company expects the Transaction to close in the second quarter of 2021.

The Agreement provides each of HMH Sub and the Purchaser customary termination rights, including the right for either party to terminate the Agreement if the Transaction has not been consummated by June 24, 2021. However, if the failure of the waiting period under the Hart-Scott-Rodino Act to expire or terminate is the sole reason the Transaction is not consummated by June 24, 2021, HMH Sub can unilaterally elect to extend such deadline to consummate the Transaction an additional 90 days to September 22, 2021.

The Agreement contains customary representations and warranties made by HMH Sub and the Purchaser, all of which terminate at the closing. HMH Sub and the Purchaser have also agreed to comply with covenants during the interim period between the date of the Agreement and the date of the closing of the Transaction. In addition, the Agreement provides that the parties will indemnify each other for certain matters.

The Agreement has been attached as Exhibit 2.1 to this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about HMH Sub, the Company, the Purchaser, Parent or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of HMH Sub, the Company, the Purchaser, Parent or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters and (iii) they may be modified in important part by the underlying disclosure schedule. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in HMH Sub’s, the Company’s, the Purchaser’s or Parent’s public disclosures.

Item 7.01	Regulation FD Disclosure

On March 29, 2021, the Company issued a press release announcing the signing of the Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 to this report.

In connection with this announcement, the Company will be holding a conference call at 8:30 a.m. ET on Monday, March 29, 2021, to discuss the Transaction with investors. The call will be webcast live at ir.hmhco.com. The following information is provided for investors who would like to participate:

Toll Free: (844) 835-6565

International: (484) 653-6719

Passcode: 5884357

Moderator: Brian Shipman, Senior Vice President, Investor Relations

Webcast Link: https://edge.media-server.com/mmc/p/sx4ijh9j

An archived webcast with the accompanying slides will be available at ir.hmhco.com for one year for those unable to participate in the live event. An audio replay of this conference call will also be available until April 8, 2021 via the following telephone numbers: (855) 859-2056 in the United States and (404) 537-3406 internationally using passcode 5884357.

A copy of the presentation materials that management will refer to on the call is furnished herewith as Exhibit 99.2 to this report. A copy of the planned remarks that management will make on the call is furnished herewith as Exhibit 99.3 to this report.

The information in this Item 7.01 of this Current Report on Form 8-K, including the accompanying Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that section. Furthermore, the information in this Item 7.01 of this Current Report on Form 8-K, including the accompanying Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933.

Item 9.01Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

2.1†

Asset Purchase Agreement, by and among Houghton Mifflin Harcourt Publishing Company, HarperCollins Publishers L.L.C. and News Corporation (solely with respect to Section 7.10) dated as of March 26, 2021.

99.1	Press Release dated March 29, 2021.

99.2	Presentation Materials for March 29, 2021 call.

99.3	Planned Remarks for March 29, 2021 call.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†

Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules or similar attachments upon request by the SEC or its staff.

Cautionary Note Concerning Factors That May Affect Future Results

This Current Report on Form 8-K contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Any statements contained in this report that are not statements of historical fact, including statements related to the expected timetable for closing the Transaction, including the satisfaction or waiver of closing conditions, may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future based on current expectations and assumptions relating to the Company’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “estimates,” “projects,” “anticipates,” “expects,” “could,” “intends,” “may,” “will,” “should,” “forecast,” “intend,” “plan,” “potential,” “project,” “target” or, in each case, their negative, or other variations or comparable terminology. Forward-looking statements include all statements that are not statements of historical facts. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Such risks and uncertainties include, among others, any delays in receiving required regulatory approvals, the Company’s ability to retain and hire key personnel, the risk that disruption resulting from the Transaction may adversely affect the Company’s businesses and business relationships, including with employees and suppliers, or delays in satisfying other closing conditions and disruptions in the global credit and financial markets that could have a negative impact on the completion of the Transaction. Accordingly, actual results may differ materially from those contemplated by these forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission, including the risks and uncertainties identified in Part I, Item 1A - Risk Factors of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

These forward-looking statements speak only as of the date of this report, and the Company does not assume any obligation to update or revise any forward-looking statement made in this report or that may from time to time be made by or on behalf of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUGHTON MIFFLIN HARCOURT COMPANY

By:	/s/ Joseph P. Abbott, Jr.
Name:	Joseph P. Abbott, Jr.
Title:	Executive Vice President and Chief Financial Officer

Dated: March 29, 2021

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